                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                       I.C. ISAACS & COMPANY, INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

          EUGENE C. WIELEPSKI, VICE PRESIDENT--FINANCE,
        CHIEF FINANCIAL OFFICER AND CORPORATE SECRETARY
------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          I.C. ISAACS & COMPANY, INC.
                                3840 Bank Street
                         Baltimore, Maryland 21224-2522
                                 (410) 342-8200

                                   April 27, 2001

To Our Stockholders:

    On behalf of our Directors, I cordially invite you to attend the Annual Meeting of Stockholders of I.C. Isaacs & Company, Inc. The Annual Meeting will be held at 11:00 a.m., local time, on Friday, June 8, 2001, at the Best Western and Conference Center, 5625 O'Donnell Street, Baltimore, Maryland 21224. The formal Notice of the Annual Meeting is attached hereto.

    The Proxy Statement describes matters that we expect will be acted upon at the Annual Meeting. The stockholders who are present will have the opportunity to ask questions.

    We are gratified by our stockholders' interest in the Company and hope that many of you vote your shares in person or by proxy. We urge you to return your proxy card as soon as possible.

                                          Cordially yours,

                                          Robert J. Arnot
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                          I.C. ISAACS & COMPANY, INC.
                                3840 Bank Street
                         Baltimore, Maryland 21224-2522
                                 (410) 342-8200

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 8, 2001

                            ------------------------

    NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Meeting") of I.C. ISAACS & COMPANY, INC. (the "Company") will be held on Friday, June 8, 2001, at the Best Western and Conference Center, 5625 O'Donnell Street, Baltimore, Maryland 21224, at 11:00 a.m., local time. The Meeting will be held for the following purposes:

        1. To elect two Class I directors, each for a term of three years and/or until their successors are elected and qualified;

        2. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

        3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on April 20, 2001 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the Meeting or any adjournments or postponements thereof. Accompanying this notice is a Proxy Card and Proxy Statement and a copy of the Company's 2000 Annual Report on Form 10-K.

                                          By Order of the Board of Directors
                                          Robert J. Arnot
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                                          Eugene C. Wielepski
                                          Vice President--Finance, Chief
                                          Financial Officer and Corporate
                                          Secretary

Baltimore, Maryland
April 27, 2001

    YOU ARE CORDIALLY INVITED TO ATTEND THIS MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. IF YOU WILL BE UNABLE TO BE PRESENT AT THE MEETING OR EVEN IF YOU ANTICIPATE THAT YOU WILL ATTEND, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE WITHOUT DELAY. YOU WILL BE MOST WELCOME AT THE MEETING AND MAY THEN VOTE IN PERSON IF YOU SO DESIRE, EVEN THOUGH YOU MAY HAVE EXECUTED AND RETURNED THE PROXY. ANY STOCKHOLDER WHO EXECUTES SUCH A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED. YOUR PROMPT RETURN OF YOUR PROXY WILL HELP AVOID THE COST OF FURTHER SOLICITATIONS.

                          I.C. ISAACS & COMPANY, INC.
                                3840 Bank Street
                         Baltimore, Maryland 21224-2522
                                 (410) 342-8200
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 8, 2001

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    This Proxy Statement, the Notice of Annual Meeting of Stockholders, and the accompanying Proxy Card are furnished to stockholders of I.C. Isaacs & Company, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors to be used at the 2001 Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Friday, June 8, 2001, and any adjournments or postponements thereof. The Meeting will be at the Best Western and Conference Center, 5625 O'Donnell Street, Baltimore, Maryland 21224, at 11:00 a.m., local time. The Meeting will be held for the following purposes:

        1. To elect two Class I directors, each for a term of three years and/or until their successors are elected and qualified;

        2. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

        3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

    This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy Card and the Company's 2000 Annual Report on Form 10-K containing the Company's consolidated financial statements for the year ended December 31, 2000 are first being mailed to stockholders on or about April 27, 2001.

RECORD DATE AND PRINCIPAL STOCKHOLDERS

    Stockholders of record at the close of business on April 20, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. On the Record Date, the Company had outstanding and entitled to vote 7,864,657 shares of Common Stock, par value $.0001 per share (the "Common Stock"). For information regarding security ownership by management and certain other holders of the Company's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

VOTING AND SOLICITATION

    With respect to the proposal regarding election of Class I directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees, or (c) withhold their votes as to any specific nominee by so indicating in the appropriate space on the enclosed Proxy Card. With respect to the proposal to ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001, stockholders may (a) vote FOR, (b) vote AGAINST or (c) ABSTAIN from voting as to each such matter. All properly executed Proxy Cards delivered by stockholders and not revoked will be voted at the Meeting in accordance with the directions given. Properly executed proxies not marked to indicate any desired vote will be voted FOR the election of the nominees for directors named below, and FOR the ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. If any other matters are properly brought before the

Meeting, the persons named in the accompanying proxies will vote the shares represented by such proxies on such matters as instructed by the Board of Directors of the Company, who have instructed the proxies to vote in accordance with the proxies' own best judgment in the absence of express instruction from the Board.

    The expenses of preparing, printing, and mailing the proxy materials will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors and officers of the Company in person or by telephone or telegram. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with Securities and Exchange Commission (the "SEC") regulations, in sending this proxy statement and proxies to the beneficial owners of its Common Stock.

REVOCABILITY OF PROXIES

    A proxy is enclosed for use at the Meeting. Each stockholder is urged to complete and return the enclosed proxy immediately, even if the stockholder anticipates attending the Meeting in person. The Board of Directors has selected Messrs. Robert J. Arnot and Eugene C. Wielepski, and each of them, to act as proxies with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted by delivering to the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date. Any proxy may also be revoked by (i) the stockholder's attendance at the Meeting, (ii) filing a written notice of revocation with the Secretary of the Meeting, and (iii) voting in person. The presence of a stockholder at the Meeting will not automatically revoke that stockholder's proxy. All notices of revocation should be sent to the attention of the Company's Corporate Secretary, Eugene C. Wielepski, I.C. Isaacs & Company, Inc., 3840 Bank Street, Baltimore, Maryland 21224-2522.

QUORUM AND VOTING RIGHTS

    The presence, in person or represented by proxy, of at least a majority of the total number of outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting. Shares of Common Stock represented by a properly signed and returned proxy will be counted as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock held by nominees that are voted on at least one matter coming before the Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "broker non-vote") for voting on some or all other matters.

    Each share of Common Stock is entitled to one vote on all matters that may properly come before the Meeting other than the election of directors. In the election of directors, each share is entitled to cast one vote for each director to be elected. Directors of the Company shall be elected by a plurality of votes cast at the Meeting. The holders of Common Stock may not vote their shares cumulatively for the election of directors. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for the election of directors. All other matters to come before the Meeting require the approval of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting and entitled to vote. Therefore, abstentions will have the same effect as votes against the proposals on such matters. Broker non-votes, however, will be deemed shares not present to vote on such matters, and therefore will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for approval of such matters.

        INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Amended and Restated Bylaws of the Company provide that the number of directors constituting the Board of Directors shall be as determined from time to time by the Board. The Board has acted to fix the number of directors at nine.

    Pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes, as nearly equal in number as reasonably possible, with terms expiring at the Meeting ("Class I"), the 2002 Annual Meeting of Stockholders ("Class II") and at the 2003 Annual Meeting of Stockholders ("Class III"), respectively. Since the resignation of Gerald W. Lear in June 1999, there has been a vacant seat within Class I. The Board of Directors does not wish to fill such vacancy at this time and has nominated only two directors for election as Class I directors. Shares represented by proxies may not be voted for more than two Class I directors.

    The Company's Board of Directors met on six occasions in 2000. Each of Messrs. Robert J. Arnot, Eugene C. Wielepski, Ronald S. Schmidt, Neal J. Fox, Anthony J. Marterie, Thomas P. Ormandy, Daniel J. Gladstone and Jon Hechler attended at least 75% of the aggregate of the total number of meetings of the Board of Directors. The Board of Directors has standing Audit and Compensation Committees as described below. The Company does not have a Nominating Committee.

    AUDIT COMMITTEE. The Audit Committee consists of Messrs. Ronald S. Schmidt (Chairman), Neal J. Fox and Anthony J. Marterie. The Audit Committee is responsible for recommending to the Board of Directors the engagement of the independent auditors of the Company and reviewing with the independent auditors the scope and results of the audits, the internal accounting controls of the Company, audit practices and the professional services furnished by the independent auditors. All of the members of the Audit Committee are independent, as such term is defined in the National Association of Securities Dealers listing standards. The Audit Committee has adopted a written charter. Two meetings of the Audit Committee were held in 2000. Mr. Fox and Mr. Marterie attended both meetings. Mr. Schmidt attended one.

    COMPENSATION COMMITTEE. During 2000, the Compensation Committee consisted of Messrs. Jon Hechler (Chairman), Neal J. Fox and Ronald S. Schmidt. The Compensation Committee reviews and determines the compensation of the Company's executive officers and recommends the granting of awards to eligible employees pursuant to the Company's Amended and Restated 1997 Omnibus Stock Plan. See "Compensation Committee Report on Executive Officer Compensation," below. Three meetings of the Compensation Committee were held in 2000 and all members attended each meeting.

DIRECTORS' COMPENSATION

    Directors who are employees of the Company receive no compensation for serving on the Board of Directors. Directors who are not employees of the Company (the "Outside Directors") receive an annual retainer fee of $10,000 for their services and attendance fees of $750 per Board or committee meeting attended. All directors are reimbursed for expenses incurred in connection with attendance at Board or committee meetings. In addition, members of the Board of Directors are eligible to participate in the Company's Amended and Restated 1997 Omnibus Stock Plan. In 2000, Outside Directors were awarded non-qualified stock options to purchase 30,000 shares of Common Stock at an exercise price of $1.060 per share.

PROPOSAL 1: ELECTION OF TWO CLASS I DIRECTORS

    At the Meeting, two directors are to be elected as Class I directors, each for a term of three years, or until their successors have been elected and qualified. The Board of Directors has nominated for election as Class I directors, Messrs. Robert J. Arnot and Eugene C. Wielepski, each of whom currently serves on the Board as a Class I director. The proxies solicited hereby, unless directed to the contrary therein, will be voted FOR the Board nominees for Class I directors. Both of the nominees for Class I directors have consented to being named in this Proxy Statement and to serve if elected. The Board has no reason to believe that any nominee for election as a Class I director will not be a candidate or will be unable to serve, but if either event occurs, it is intended that the shares represented by proxies will be voted FOR such substituted nominee or nominees as the Board, in its discretion, may designate.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR CLASS I DIRECTORS.

    The following sets forth certain biographical information, present occupation and business experience for the past five years for each of the nominees for election as Class I directors and for each of the Class II and Class III incumbent directors.

CLASS I: NOMINEES WHOSE TERMS WILL EXPIRE AT THE 2001 ANNUAL MEETING OF
  STOCKHOLDERS.

    ROBERT J. ARNOT, age 52, has been a director of the Company since 1984, Chairman of the Board of Directors since 1991, Chief Executive Officer since 1996 and President since 1999. He was Vice President of Planning and Corporate Development from 1989 to 1991. He has been employed by the Company since 1989.

    EUGENE C. WIELEPSKI, age 54, has been a director, Vice President--Finance and Chief Financial Officer of the Company since 1991. He has also held the positions of Secretary and Treasurer since 1976. From 1976 to 1990 he was Controller. He is a Certified Public Accountant and has been employed by the Company since 1973.

CLASS II: INCUMBENTS WHOSE TERMS EXPIRE AT THE 2002 ANNUAL MEETING OF
  STOCKHOLDERS.

    JON HECHLER, age 48, has been a director of the Company since 1984. He was employed by Ira J. Hechler and Associates, an investment company, from 1980 to 1999. He is President of T. Eliot, Inc., a manufacturer of bathroom equipment.

    DANIEL J. GLADSTONE, age 44, has been a director since April 1999 and President--Girbaud Division since January 1999. He reports directly to
Mr. Arnot and among other duties is primarily responsible for the sales and marketing of the Girbaud lines. Mr. Gladstone served as President of Calvin Klein Jeans at WARNACO, Inc. from 1997 to 1998 and as President of Calvin Klein Jeans at Designer Holding Ltd. from 1994 to 1997.

    THOMAS P. ORMANDY, age 50, has been a director since 1998 and Vice President--Sales of the Company since 1986. He is responsible for the sales and marketing of the Beverly Hills Polo Club men's and boys' lines.

CLASS III: INCUMBENTS WHOSE TERMS EXPIRE AT THE 2003 ANNUAL MEETING OF
  STOCKHOLDERS.

    RONALD S. SCHMIDT, age 57, has been a director of the Company since 1990. He was President and Chief Executive Officer of I.B. Diffusion, a manufacturer of ladies' apparel. He is now retired.

    NEAL J. FOX, age 66, has been a director of the Company since
February 1998. From 1989 through March 1999, he served as the President and Chief Executive Officer of Sulka, an international menswear retailer. He is currently Vice Chairman of Today's Man, a retail apparel chain with 25 stores in the northeast.

    ANTHONY J. MARTERIE, age 62, has been a director of the Company since February 1998. Since 1989 he has served as the President and Chief Executive Officer of North Coast Industries, a producer and distributor of casual women's sportswear under the Blast brand, which is not competitive with the Company's brands.

    There are no executive officers who are not directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth the compensation for the past three years of each of the Company's five most highly compensated officers, including the Chief Executive Officer (collectively, the "Named Executive Officers"):

                                                                          LONG-TERM
                                                                         COMPENSATION              ALL OTHER
                                                                            AWARDS                COMPENSATION
                                        ANNUAL COMPENSATION (1)       ------------------   --------------------------
                                     ------------------------------    NUMBER OF SHARES
NAME AND PRINCIPAL POSITIONS           YEAR      SALARY     BONUS     UNDERLYING OPTIONS
----------------------------         --------   --------   --------   ------------------
Robert J. Arnot....................    2000     $344,960          0           55,000                                0
  Chairman of the Board and            1999      352,711          0           55,000                                0
  Chief Executive Officer              1998      396,686          0           30,000                                0

Daniel J. Gladstone (2)............    2000     $344,960     18,022          477,000                                0
  President--Girbaud Division          1999      320,243          0          477,000                                0
                                       1998            0          0                0                                0

Eugene C. Wielepski................    2000     $171,500          0           27,500                                0
  Vice President--Finance and          1999      175,873          0           27,500                                0
  Chief Financial Officer              1998      197,808          0           15,000                                0

Thomas P. Ormandy..................    2000     $230,229          0           33,750                                0
  Vice President--Sales                1999      265,788          0           33,750                                0
                                       1998      295,812          0           15,000                                0

Danielle Lambert (2)...............    2000     $148,681     43,022           10,000                                0
  Vice President--Design               1999      146,158          0           10,000                                0
                                       1998      148,940          0           10,000                                0

------------------------

(1) The Company also provides certain perquisites and other benefits. The aggregate dollar cost to the Company of such perquisites and other benefits in each of the last three years did not exceed the lesser of $50,000 or 10% of the amount reflected in the Salary and Bonus columns for any of the Named Executive Officers.

(2) Mr. Gladstone earned a bonus of $207,865 in 2000, which became payable in March 2001, and Ms. Lambert earned a bonus of $62,865 in 2000, which became payable in March 2001.

OPTION GRANTS IN THE LAST FISCAL YEAR

    The following table sets forth information regarding options to purchase shares of the Company's Common Stock granted to the Named Executive Officers during the last fiscal year:

                                                       INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                      ---------------------------------------------------      VALUE OF ASSUMED
                                      NUMBER OF                                              ANNUAL RATES OF STOCK
                                      SECURITIES    PERCENT OF                              PRICE APPRECIATION FOR
                                      UNDERLYING   TOTAL OPTIONS   EXERCISE                     OPTION TERM (2)
                                       OPTIONS      GRANTED TO     PRICE PER   EXPIRATION   -----------------------
NAME                                   GRANTED       EMPLOYEES     SHARE(1)       DATE         5%            10%
----                                  ----------   -------------   ---------   ----------   --------       --------
Danielle Lambert....................    10,000          1.0         $ 1.840       2/3/10     11,600          29,200

------------------------------

(1) The exercise price equaled the fair market value of the Common Stock as determined by the Board of Directors on the date of grant.

(2) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Common Stock increasing to $3.00 and $4.76, respectively, from the exercise price of $1.84 per share, during the 10-year term of the options. The vesting of unvested options may be accelerated at any time by the Company. The 5% and 10% assumed annual rates of stock price appreciation used to calculate potential gains to optionees are mandated by the rules of the SEC. The potential realizable value does not represent the Company's prediction of its stock price performance. There can be no assurance that the stock price will actually appreciate over the 10-year option term at the assumed 5% and 10% levels or at any other level.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END HOLDINGS.

    The following table sets forth information concerning the number and value of unexercised options to purchase shares of the Company's Common Stock held at the end of the fiscal year by the Named Executive Officers. No options were exercised by any of the Named Executive Officers in 2000.

                                                                                        VALUE OF UNEXERCISED
                                                                                            IN-THE-MONEY
                                                                       NUMBER OF              OPTIONS
                                                                       SECURITIES           AT YEAR END
                                      SHARES ACQUIRED    VALUE     UNDERLYING OPTIONS       EXERCISABLE/
NAME                                   UPON EXERCISE    REALIZED     AT YEAR END(1)        UNEXERCISABLE
----                                  ---------------   --------   ------------------   --------------------
Robert J. Arnot.....................            0             0           55,000                    0

Daniel J. Gladstone.................            0             0          477,000                    0

Eugene C. Wielepski.................            0             0           27,500                    0

Thomas P. Ormandy...................            0             0           33,750                    0

Danielle Lambert....................            0             0           20,000                    0

DEFINED BENEFIT PENSION PLAN

    The Company maintains a defined benefit pension plan (the "Pension Plan") for its employees. The normal retirement benefit, payable at age 65, is 20.0% of base compensation up to $10,000 plus 39.5% of base compensation over $10,000, prorated for service less than 30 years. A reduced benefit is also payable on early retirement, after age 55 and after 15 years of service. The Pension Plan also provides disability retirement and death benefits. The Company pays the full cost of the benefits under the Pension Plan through its contributions to a trust. The Company's cash contributions to the Pension Plan during the year ended December 31, 2000 aggregated approximately $1.2 million.

    The Pension Plan Table below provides the estimated annual benefits payable under the Pension Plan upon retirement in specified compensation and years of service classifications:

PENSION PLAN TABLE

REMUNERATION                                                      YEARS OF SERVICE
------------                                    ----------------------------------------------------
                                                   15         20         25         30         35
                                                --------   --------   --------   --------   --------
$100,000......................................  $ 13,838   $ 18,451   $ 23,063   $ 27,676   $ 27,676
125,000.......................................    13,838     18,451     23,063     27,676     27,676
150,000.......................................    13,838     18,451     23,063     27,676     27,676
175,000.......................................    13,838     18,451     23,063     27,676     27,676
200,000.......................................    13,838     18,451     23,063     27,676     27,676
225,000.......................................    13,838     18,451     23,063     27,676     27,676
250,000.......................................    13,838     18,451     23,063     27,676     27,676
300,000.......................................    13,838     18,451     23,063     27,676     27,676
400,000.......................................    13,838     18,451     23,063     27,676     27,676
450,000.......................................    13,838     18,451     23,063     27,676     27,676
500,000.......................................    13,838     18,451     23,063     27,676     27,676

    The compensation considered in determining benefits under the Pension Plan (as provided in the column titled "Remuneration") is the annual average compensation for the five consecutive calendar years producing the highest average. The compensation considered is limited to $75,000. All amounts of salary, bonus and other compensation as reported in the Summary Compensation Table, up to $75,000, are included in compensation considered under the Pension Plan. The amounts of benefit provided in the Pension Plan Table are the amounts of benefit payable per year in equal monthly installments for the life expectancy of the participants (i.e., straight life annuity amounts). The Pension Plan is integrated with Social Security, and its benefit formula is as follows: (i) 0.6667% of compensation, multiplied by years of service up to 30 years; plus (ii) 0.65% of compensation in excess of $10,000 multiplied by years of service up to 30 years.

    The estimated credited years of service for each of the Named Executive Officers were as follows, estimated as of January 1, 2001:

                                                              ESTIMATED CREDITED
NAME                                                           YEARS OF SERVICE
----                                                          ------------------
Robert J. Arnot.............................................           9
Daniel J. Gladstone.........................................           2
Eugene C. Wielepski.........................................          27
Thomas P. Ormandy...........................................          14
Danielle Lambert............................................           2

EMPLOYMENT AGREEMENTS

    Prior to its initial public offering in December 1997, the Company entered into individual employment agreements (the "Executive Employment Agreements") with each of Messrs. Arnot, Wielepski and Ormandy.

    As amended in August 1998, January and April 2000 and April 2001, the term of each of the Executive Employment Agreements began on May 15, 1997 (the "Effective Date") and will terminate on the sixth anniversary of the Effective Date in the case of Mr. Arnot, on the fifth anniversary of the Effective Date in the case of Mr. Wielepski and on the fourth anniversary of the Effective Date in the case of Mr. Ormandy. The Executive Employment Agreements will automatically extend after the initial term for successive one-year terms, unless notice not to extend is given by either party at least 60 days prior to the end of the then current term. In addition to the base salary amounts described below, the Executive Employment Agreements also provide that the Executives are entitled to participate in any bonus and stock option plans, programs, arrangements and practices as may be established from time to time by the Board of Directors of the Company for the benefit of such executive employees, in accordance with the terms of such plans. Each Executive is also entitled to certain fringe benefits, including Company-paid health and life insurance. If any of the Executives is terminated without cause (as such term is defined in the Executive Employment Agreements), then such Executive will receive as severance his then current base salary for the remainder of the term of his Executive Employment Agreement. The Executive will also continue to participate in Company-sponsored health, life insurance and other fringe benefit plans and programs during the severance period.

    The Executive Employment Agreement of Mr. Arnot initially provided for an annual base salary of $400,000, which could be increased based on periodic reviews by the Compensation Committee. Pursuant to amendments to the Executive Employment Agreement of Mr. Arnot entered into in February 1999, the annual base salary was reduced to $350,000, provided that the annual base salary will increase to its initial level for the remainder of the term after the Company achieves positive net earnings in two consecutive fiscal quarters. The Executive Employment Agreement of Mr. Arnot includes a two-year noncompetition provision as well as nonsolicitation and confidentiality provisions.

    The Executive Employment Agreement of Messrs. Wielepski and Ormandy initially provided for annual base salaries of $200,000 and $300,000, respectively, which could be increased based on periodic reviews by the Compensation Committee. Pursuant to amendments to such Executive Employment Agreements entered into in February 1999, the annual base salaries were reduced to $175,000 and $200,000, respectively, provided that the annual base salaries will be increased to their initial levels for the remainder of the term after the Company achieves positive net earnings in two consecutive fiscal quarters. The Executive Employment Agreements of Messrs. Wielepski and Ormandy include a one-year noncompetition provision as well as nonsolicitation and confidentiality provisions.

    Upon joining the Company in January 1999, Mr. Gladstone entered into an employment agreement (the "Gladstone Agreement") with the Company. The Gladstone Agreement is substantially similar to the Executive Employment Agreements described above except as described in this paragraph. The Gladstone Agreement provides for an annual base salary of $350,000, which may be increased based on periodic reviews by the Compensation Committee. The term of the Gladstone Agreement began on January 21, 1999 and had an initial term of two years. The Gladstone Agreement automatically extended after the initial term for another one-year term and will continue to automatically extend for successive one-year terms, unless notice not to extend is given by either party at least 60 days prior to the end of the then current term. In addition to his base salary and other benefits, Mr. Gladstone is entitled to receive incentive compensation following each fiscal year during the term in which the Company's net sales of Girbaud sportswear exceeds $20 million. The amount of such incentive compensation will be equal to one-half of one percent of the amount by which the Company's net sales of Girbaud sportswear exceeds $20 million. If Mr. Gladstone is terminated without cause (as such term is defined in the Gladstone

Agreement), in the event of termination due to non-renewal of the Gladstone Agreement or in the event of a change of control (as such term is defined in the Gladstone Agreement) of the Company followed by a voluntary or involuntary termination of Mr. Gladstone, Mr. Gladstone will receive as severance (i) the greater of one year's worth of his then current base salary or his base salary for the remainder of the term and (ii) earned but unpaid incentive compensation. The Gladstone Agreement includes a 90-day noncompetition provision (which does not apply in the event Mr. Gladstone is terminated after a change of control) as well as two-year nonsolicitation and confidentiality provisions.

AGREEMENTS WITH OTHER KEY PERSONS.

    Gary B. Brashers resigned as Vice President--Manufacturing, Chief Executive Officer and Director of the Company in August 1998. He continues to serve the Company as a consultant under a consulting agreement and received consulting payments of $190,637 and $206,654 in 2000 and 1999, respectively.

        COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

OBJECTIVES

    The Company's compensation policies and procedures have historically been aligned with the Company's entrepreneurial traditions. The Company seeks to compensate its officers (including the Named Executive Officers) in a manner which is:

    (i) consistent with the Company's conservative traditions and cost structure;

    (ii) sufficient to attract and retain key executives critical to the success of the Company;

    (iii) reflective of current performance of both the individual officer and the Company; and

    (iv) remuneration of successful long-term strategic management and enhancement of shareholder values.

COMPONENTS OF COMPENSATION

    The Compensation Committee (the "Committee") approves the design of, assesses the effectiveness of, and administers the executive compensation programs of the Company in support of stockholder interests. The key elements of the Company's executive compensation program are base salary, annual incentives and long-term incentive compensation. These key elements are addressed separately below. In determining each component of compensation, the Committee considers all elements of an executive's total compensation package.

BASE SALARY

    The Committee regularly reviews each executive's base salary. Base salaries are not necessarily compared to other institutions, although market rates for comparable executives with comparable responsibilities are considered in some cases. Base salaries are adjusted by the Committee to recognize varying levels of responsibility, experience, breadth of knowledge, internal equity issues, as well as external pay practices. Increases to base salaries are driven primarily by individual performance. Individual performance is evaluated based on sustained levels of individual contribution to the Company. In 1998, the annual base salary of Mr. Arnot, the Company's Chief Executive Officer, was decreased to $350,000 pursuant to the terms of an amendment to his Executive Employment Agreement in consideration of the deterioration in the Company's operating results for 1998 compared to 1997. Also in 1998, the annual base salaries of the other Named Executive Officers (other than Mr. Gladstone, who joined the Company in January 1999, and Ms. Lambert, who does not have an employment agreement) were decreased for the same reason. See "Executive Compensation--Employment Agreements."

ANNUAL INCENTIVES

    The annual incentive program promotes the Company's pay-for-performance philosophy by providing the Chief Executive Officer and other Named Executive Officers with direct financial incentives in the form of annual cash bonuses to achieve corporate and, in some cases, individual performance goals. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. In March 2001, the Company paid Daniel J. Gladstone a bonus, based on 2000 performance, of $207,865 and Ms. Lambert a bonus, based on 2000 performance, of $62,865.

LONG-TERM INCENTIVES

    In keeping with the Company's commitment to provide a total compensation package which includes at-risk components of pay, long-term incentive compensation comprises a significant portion of the value of an executive's total compensation package. When awarding long-term grants, the Committee considers an executive's level of responsibility, prior compensation experience, historical award data, and individual performance criteria. Long-term incentives are in the form of stock options awards under the Company's Plan.

    Stock options are granted at an option price equal to the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates. This design focuses executives on the creation of stockholder value over the long term. The size of stock option grants is based on competitive practice, individual performance factors and historical award data. The Company granted an aggregate of 10,000 stock options to the Named Executive Officers in 2000.

CONCLUSION

    The Committee believes these executive compensation policies and programs serve the interests of the Company and its stockholders effectively. The various compensation vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the stockholders' benefit.

    We will continue to monitor the effectiveness of the Company's total compensation program to meet the current and future needs of the Company.

    Members of the Compensation Committee:

           Jon Hechler, Neal J. Fox and Ronald S. Schmidt

                            STOCK PERFORMANCE TABLE

    The Company is required by the SEC to provide a five-year comparison of the cumulative total stockholder return on the Company's Common Stock compared with that of a broad equity market index and either a published industry index or a Company-constructed peer group index.

    The following chart compares the cumulative total stockholder return on the Company's Common Stock during the period beginning December 18, 1997, (the date of the Company's initial public offering) and ending December 31, 2000, with the cumulative total return of the Standard & Poor's 500 Composite Index and a peer group index. The peer group is comprised of the following companies: Guess ?, Inc., Liz Claiborne, Inc., Mossimo, Inc., Nautica Enterprises, Inc., Polo Ralph Lauren Corporation, Tarrant Apparel Group, Tommy Hilfiger Corporation, Tropical Sportswear Int'l Corporation and V.F. Corporation. Total return for the peer group is based on market capitalization, weighted for each year. As with the peer group, the Standard & Poor's 500 Composite Index is market weighted. The comparison assumes $100 was invested on December 18, 1997, in the Company's Common Stock and in each of the foregoing indices. It also assumes reinvestment of any dividends.

    The Company does not make, nor does it endorse, any predictions as to future stock performance.

                               TOTAL RETURN INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                  18-DEC-97  DEC-97  MAR-98  JUN-98  SEP-98  DEC-98  MAR-99  JUN-99  SEP-99  DEC-99  MAR-00  JUN-00  SEP-00  DEC-00

ISAACS IC & CO
INC                     100  101.25      70      35      20   16.25    12.5   11.25   13.75   14.38   26.56      15   15.31    6.56

PEER GROUP INDEX        100  100.99  124.92  123.93   83.59  105.57  109.24  111.15   87.09   87.07   81.49    62.5   66.92   80.14

S&P 500 COMP-LTD        100  101.64  115.81  119.63  107.75  130.68  137.19  146.86   137.7  158.18   161.8   157.5  155.98  143.78

                  1-MAR
ISAACS IC & CO
INC                 5.31
PEER GROUP INDEX    87.6
S&P 500 COMP-LTD  126.75

SOURCE: S&P COMPUSTAT         BASE DATE = 100         12/18/97

           COMPANY NAME              18-DEC-97    DEC-97     MAR-98     JUN-98     SEP-98     DEC-98     MAR-99     JUN-99
           ------------              ---------   --------   --------   --------   --------   --------   --------   --------
ISAACS IC & CO INC.................    100.00     101.25      70.00      35.00      20.00      16.25      12.50      11.25
PEER GROUP INDEX...................    100.00     100.99     124.92     123.93      83.59     105.57     109.24     111.15
S&P 500 COMP-LTD...................    100.00     101.64     115.81     119.63     107.75     130.68     137.19     146.86

           COMPANY NAME               SEP-99     DEC-99     MAR-00     JUN-00     SEP-00     DEC-00     MAR-01
           ------------              --------   --------   --------   --------   --------   --------   --------
ISAACS IC & CO INC.................    13.75      14.38      26.56      15.00      15.31       6.56       5.31
PEER GROUP INDEX...................    87.09      87.07      81.49      62.50      66.92      80.14      87.60
S&P 500 COMP-LTD...................   137.70     158.18     161.80     157.50     155.98     143.78     126.75

                                AUDIT COMMITTEE

AUDIT COMMITTEE DISCLOSURE

    The Audit Committee of the Board is responsible for, among other things, considering the appointment of the independent auditors for the Company, reviewing with the auditors the plan and scope of the audit and the audit fees, monitoring the adequacy of reporting and internal controls, and meeting periodically with the independent auditors. All the members of the Audit Committee are independent. The

Board has adopted a written Charter of the Audit Committee, a copy of which is attached as "Appendix A" hereto.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

FEES

    The Board of Directors engaged the independent certified public accounting firm of BDO Seidman, LLP to audit the financial statements of the Company for year ended December 31, 2000. Representatives of BDO Seidman, LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

    During the year ended December 31, 2000, BDO Seidman, LLP provided various audit, audit related and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

(a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's fiscal 2000 annual financial statements and limited review of financial statements included in the Company's Quarterly Reports on Form 10-Q: $481,000

(b) Audit Related Fees: Aggregate fees billed for professional services rendered during fiscal 2000 related to the audit of an employee benefit plan and consultation on accounting matters: $69,000

(c) Financial Information Systems Design and Implementation Fees: None.

(d) All other fees (principally tax services): $53,000

    The audit committee of the Company's Board of Directors has determined that the provision of services covered by items (b) and (d) above is compatible with maintaining the independence of BDO Seidman, LLP.

                           REPORT OF AUDIT COMMITTEE

To the Board of Directors of I.C. Isaacs & Company, Inc:

    We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

    We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

    We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors their independence and considered the compatibility of non-audit services with the auditors independence. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

Dated April 20, 2001
Ronald Schmidt, Chairman
Neal J. Fox
Anthony Marterie

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of March 23, 2001 with respect to the beneficial ownership of the Company's Common Stock (including shares issuable upon the exercise of outstanding options that are exercisable as of that date or within 60 days thereafter) by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5.0% of the outstanding Common Stock, (ii) each of the Company's directors,
(iii) the Chief Executive Officer and each of the other Named Executive Officers of the Company, and (iv) all directors and executive officers of the Company as a group:

                                                          SHARES BENEFICIALLY
                                                               OWNED (2)
                                                         ----------------------
NAME OF BENEFICIAL OWNERS                                 NUMBER     PERCENT(3)
-------------------------                                ---------   ----------
Robert J. Arnot (1)....................................    489,871     6.23  %
Neal J. Fox............................................     --           *
Daniel J. Gladstone....................................     --           *
Jon Hechler (1)(4).....................................  1,177,152    14.97
Danielle Lambert.......................................     --           *
Anthony J. Marterie....................................     --           *
Thomas P. Ormandy......................................    158,320     2.01
Ronald S. Schmidt......................................     77,111       *
Eugene C. Wielepski....................................    194,242     2.47
Wurzburg S.A.(5).......................................    500,000     6.36
Ambra Inc.(6)..........................................    666,667     8.48
All directors and executive officers as a group
  (9 persons)..........................................  2,096,696    26.66  %

------------------------

*   Less than one percent.

(1) The business address of such person is c/o I.C. Isaacs & Company, Inc., 3840 Bank Street, Baltimore, Maryland 21224-2522.

(2) Except as described below and subject to certain shareholders agreements and applicable community property laws and similar laws, each person listed above has sole voting and investment power with respect to such shares. See "Certain Relationships and Related Transactions."

(3) Based on percentage of total number of shares outstanding as of March 23, 2001.

(4) Includes 811,361 shares held by the Estate of Ira J. Hechler, of which Jon Hechler is sole executor.

(5) In August 2000, the Company issued 500,000 shares of restricted Common Stock to Latitude Licensing Corp. ("Latitude") in connection with the amendment of a license agreement between the Company and Latitude. Immediately upon receipt of the Common Stock, Latitude transferred such Common Stock to its affiliate, Wurzburg S.A. ("Wurzburg"). The address of Wurzburg is 134 Boulevard de la Petrusse, L-2330 Luxembourg.

(6) Pursuant to the 1999 restructuring of its licensing arrangement with Ambra Inc. ("Ambra") the Company issued to Ambra 666,667 shares of restricted Common Stock on April 30, 2000. The address of Ambra is 645 Fifth Avenue, New York, New York 10022.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH WURZBURG S.A.

    In January 2000, the Company entered into a global sourcing agreement with G.I. Promotions, an affiliate of Wurzburg S.A. ("Wurzburg"), to act as a non-exclusive sourcing agent to licensees of the Marithe & Francois Girbaud trademark for the manufacture of Girbaud jeanswear and sportswear. The global sourcing agreement extends until December 31, 2003 and provides that the Company shall net a facilitation fee of 5.0% of the total FOB pricing for each order shipped to licensees under the agreement. Also in January 2000, the Company entered into a license agreement with Wurzburg. The license has a term of three years and provides that the Company shall pay Wurzburg a royalty of 1.0% of the total FOB pricing for each order shipped to a licensee under the global sourcing agreement.

TRANSACTIONS WITH AMBRA INC.

    In October 1999, the Company, Ambra Inc. ("Ambra") and Hugo Boss A.G. ("Hugo Boss") entered into certain agreements including (i) a license agreement (the "License Agreement") granting the Company rights to manufacture and sell apparel using the BOSS brand name and (ii) an agreement pursuant to which the Company issued to Ambra aggregate of 3.3 million shares of Series A Convertible Preferred Stock, par value $.0001 per share, of the Company (the "Preferred Stock"). The License Agreement had an initial term through December 31, 2003 and carried minimum annual royalties of approximately $3.2 million in each of 2000 and 2001, approximately $2.6 million in 2002 and approximately $2.1 million in 2003. The Preferred Stock was redeemable at the option of the Company any time and from time to time and at the option of Ambra upon the occurrence of certain acceleration events under the License Agreement, in either case at a redemption price of $1.00 per share. Any and all unredeemed shares of Preferred Stock were to be convertible, at the option of the holder, for a 60 day period beginning October 1, 2003, into a promissory note of the Company in a principal amount equal to $1.00 multiplied by the total number of shares of Preferred Stock being converted, with interest thereafter at an annual interest rate of 12%, payable in four quarterly installments beginning January 1, 2004.

    In October 2000, the Board of Directors of the Company authorized the appropriate officers of the Company to negotiate a termination of the License Agreement. In March 2001, the Company, Ambra and Hugo Boss entered into an agreement to terminate the Company's rights under the License Agreement (the "License Rights Termination Agreement"). Pursuant to the License Rights Termination Agreement, (i) the Company issued to Ambra a secured promissory note (the "Note") of the Company in the principal amount of $7.2 million, with principal and interest at an annual rate of 8% payable in twenty-four (24) quarterly installments in the amount of (a) $205,500 each through December 31, 2001, (b) $420,000 each from March 31, 2002 through September 30, 2006 and (c) $407,085.57 on December 31, 2006; (ii) the Company's rights under the License Agreement (including the Company's obligation to pay any royalties thereunder) was terminated (iii) the Company agreed to immediately cease development and production of new BOSS license products collections and to sell or dispose of existing BOSS inventory by October 31, 2001; and (iv) the Preferred Stock will be (a) redeemable by the Company until June 30, 2002 for $1.00 per share, (b) redeemable by the Company from July 1, 2002 through December 31, 2002 for the greater of $1.00 per share or the amount equal to the market value of the number of shares of common stock which the holder of the Preferred Stock would have held and the shares of Preferred Stock to be redeemed been converted to common stock immediately prior to such redemption and (c) convertible by Ambra from January 1, 2003 through December 31, 2006 into (at Ambra's election): (x) a promissory note of the Company in the amount equal to the number of shares of Preferred Stock converted MULTIPLIED by $1.00, carrying an interest rate of 12% per annum and payable over a term of twenty-one (21) months or (y) common stock of the Company at a 1:1 conversion ratio. The Company also executed a security agreement in favor of Ambra as security for the Company's obligations under the Note and agreed to grant a mortgage or deed of trust on the Company's real estate in Milford, Delaware and Baltimore, Maryland as security for the Company's obligations under the Note.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS OF THE COMPANY

    The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending December 31, 2001. BDO Seidman, LLP has served as the Company's independent auditors since 1985. Although not legally required to do so, the Board is submitting the selection of BDO Seidman, LLP for ratification by the Company's stockholders at the Meeting.

    A representative of BDO Seidman, LLP will be present at the Meeting and will have the opportunity to make a statement, if he of she desires to do so, and to respond to appropriate questions from stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own 10% or more of the Company's Common Stock (the "Reporting Persons"), to file reports regarding their Company Common Stock ownership and changes in ownership with the SEC. Based solely on a review of the copies of such forms furnished to the Company and written representations from certain of the Reporting Persons, the Company believes that except as specifically set forth below, during 2000 and through the date hereof, the Reporting Persons complied with all Section 16(a) reporting requirements applicable to them:

    Thaddeus D. Lepkowski inadvertantly failed to timely report on Form 4 in 2000 one transaction representing the sale of an aggregate of 500 shares of Common Stock of the Company. Mr. Lepkowski filed Form 5 disclosing this sale on February 13, 2001.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
                           IN COMPENSATION DECISIONS

    None of the directors serving on the Compensation Committee is an employee of the Company, and neither the Chief Executive Officer nor any of the Named Executive Officers has served on the Compensation Committee. No director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a director or board committee member of the Company.

         STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

    The deadline for submission of stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2002 Annual Meeting of Stockholders is December 28, 2001. Any such proposal received by the Corporation's principal executive offices after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.

    Stockholder proposals to be presented at the 2002 Annual Meeting of Stockholders, but which will not be included in the proxy statement and form of proxy relating to such meeting, must be received by the Secretary at the Company's principal executive offices between March 10, 2002 and April 9, 2002. Any such proposal received before March 10, 2002 or after April 9, 2002 will be considered untimely, may be excluded from consideration at the 2002 Annual Meeting and, if brought before the meeting, the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to any such proposal.

                                 OTHER MATTERS

    The Board of Directors of the Company does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Meeting. If any other matters are properly brought before the Meeting, the persons named in the accompanying proxies will vote the shares represented by such proxies on such matters as instructed by the Board of Directors of the Company, who have instructed the proxies to vote in accordance with the proxies' own best judgment in the absence of express instruction from the Board.

                                          By Order of the Board of Directors

                                          Robert J. Arnot
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                                          Eugene C. Wielepski
                                          Vice President--Finance, Chief
                                          Financial Officer and Corporate
                                          Secretary

Baltimore, Maryland
April 27, 2001

                                                                      APPENDIX A

                          I.C. ISAACS & COMPANY, INC.
                            AUDIT COMMITTEE CHARTER

    The Audit Committee (the "Committee") of the Board of Directors (the "Board") of I.C. Isaacs & Company, Inc. (the "Corporation") will have the oversight responsibility, authority and duties described in this Charter.

PURPOSE

    The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (the "SEC"); (ii) the system of internal accounting and financial controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between the independent accountants, financial management and the Board. The Committee's responsibility is one of oversight, recognizing that the Corporation's management is responsible for preparing the Corporation's financial statements and that the independent accountants are responsible for auditing those financial statements. The independent accountants are ultimately accountable to the Committee and the Board for such accountants' audit of the financial statements of the Corporation.

COMPOSITION

    The Committee shall be appointed annually by the Board and shall comprise at least three directors, each of whom shall meet the "independence" and "financial literacy" requirements of the National Association of Securities Dealers (the "NASD"), as described in EXHIBIT A, which is attached hereto. The Committee must be comprised solely of independent directors. Effective June 14, 2001, at least one member of the Committee will possess accounting or financial management expertise as defined by the NASD. The Board shall designate one member as Chair of the Committee.

MEETINGS

    The Committee shall hold meetings as deemed necessary or desirable by the Chair of the Committee. In addition to such meetings of the Committee as may be required to perform the functions described under "Duties and Powers" below, the Committee shall meet at least annually with the chief financial officer and the independent accountants to discuss any matters that the Committee or any of these persons or firms believe should be discussed. The Committee may, at its discretion, meet in executive session with or without the presence of the independent accountants or corporate officers.

DUTIES AND POWERS

    The following shall be the principal recurring functions of the Committee in carrying out its oversight responsibilities. The functions are set forth as a guide with the understanding that the Committee may modify or supplement them as appropriate.

INDEPENDENT ACCOUNTANTS

1. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The outside auditor for the Corporation remains ultimately accountable to the Board of Directors and the Committee. The Board of Directors has the ultimate authority to select, evaluate and, where appropriate, replace the outside auditor, or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement.

2. Ensure that the independent accountants prepare and deliver at least annually a formal written statement delineating all relationships between the independent accountants and the Corporation addressing at least the matters set forth in Independence Standards Board, Standard No. 1, INDEPENDENCE DISCUSSIONS WITH COMMITTEES, as amended.

3. Discuss with the independent accountants any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and recommend that the Board take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

4. Obtain from the independent auditors assurance that the audit was conducted in accordance with auditing standards generally accepted in the United States and rules and regulations set forth in Section 10A of the Securities Exchange Act of 1934, as amended.

5.  Review the fees charged by the independent accountants.

FINANCIAL STATEMENT AND REPORTS

6. Receive and review from management and the independent accountants a timely analysis of significant financial reporting issues and practices.

7. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATIONS WITH COMMITTEES, as amended.

8.  Meet with management and/or the independent accountants to:

    (i) review the annual audit plans of the independent accountants;

    (ii) discuss the annual consolidated financial statements;

   (iii) discuss any significant matters arising from any audit or report or communication referred to in items 6 or 7 above relating to the consolidated financial statements;

    (iv) discuss significant proposed or contemplated changes to the Corporation's accounting principles, policies, controls, procedures, practices and auditing plans; and

    (v) inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.

REPORTING AND RECOMMENDATIONS

9. Determine, based on the reviews and discussions noted above, whether to recommend to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for filing with the SEC.

10. Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Committee for purposes of this review.

11. Prepare any report, including any recommendation of the Committee, required by the rules of the SEC to be included in the Corporation's annual proxy statement.

12. Maintain minutes or other records of meetings and activities of the Committee.

13. Report its activities to the Board on a regular basis and make such recommendations with respect to the above and other matters and take such other actions as the Committee or the Board may deem necessary or appropriate.

14. Report the name of every Committee member below the Committee report.

15. Certify that:

    (i) the Committee has adopted a formal written Committee charter and that the Committee annually reviews and reassesses the charter's adequacy.

    (ii) The Committee has and will continue to have an Committee of at least three members, and that the Committee consists and will continue to consist solely of independent directors who meet the NASD independence and financial literacy requirements.

   (iii) The Committee has and will continue to have at least one director with special accounting or management expertise as defined by NASD.

16. Include a copy of this charter in the annual report to stockholders or the proxy statement (effective for year ending December 31, 2000) at least triennially or the year after any significant amendment to the charter.

17. Report the results of the annual audit to the Board. If requested by the Board, invite the independent accountants to attend the full Board meeting to assist in reporting the results of the annual audit or to answer other directors' questions. Alternatively, the other directors, particularly the other independent directors, may be invited to attend the Committee meeting during which the results of the annual audit are reviewed.

18. Prepare any report the SEC requires the Corporation publish in its annual proxy statement, including but not limited to a report of the Committee placed in the Corporation's proxy statement for its annual meeting of stockholders, disclosing whether (1) the Committee has reviewed and discussed with management and the independent accountants, as well as discussed within the Committee (without management or the independent accountants present) the financial statements and the quality of accounting principles and significant judgements affecting the financial statements;
    (2) the Committee discussed with the accountants the independence of the accountants; and (3) based upon the Committee's review and discussions with management and the independent accountants, the Committee had recommended to the Board that the Corporation include the audited financials in its annual Form 10-K report.

RESOURCES AND AUTHORITY

    The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage independent accountants for special audits, review and other procedures and to retain special counsel and other experts or consultants. Although the Committee has the powers and responsibilities this charter establishes, the Committee has no duty to:

    (i) plan or conduct audits. The Corporation's independent accountants are responsible for planning and conducting audits.

    (ii) determine that the Corporation's financial statements are accurate, complete, or produced according to generally accepted accounting principles. The Corporation's management has this responsibility.

   (iii) ensure that the Corporation complies with all laws, regulations, and the Corporation's code of ethical conduct. These responsibilities also rest with the Corporation's management.

ANNUAL REVIEW

    The Committee shall review, on at least an annual basis, this Charter and the scope of the responsibilities of this Committee. Any proposed changes, where indicated, shall be referred to the Board for appropriate action.

                                   EXHIBIT A

INDEPENDENCE REQUIREMENT

1.  The "independence" requirements are as follows:

    (i) No Committee member may have a business relationship with the Corporation. A person has a "business relationship" if she or he is partner in, or a controlling shareholder or executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed five percent of the Corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.

    (ii) No Committee member may be an employee of the Corporation. Anyone currently employed by the Corporation or any affiliate, or employed during the past three years by the Corporation or any affiliate qualifies as an "employee."

   (iii) No Committee member may have received any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, excluding compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation.

    (iv) No immediate family member of an executive officer of the Corporation or any affiliate may qualify as "independent." Any immediate family member of anyone employed as an executive by the Corporation or any affiliate within the past three years also fails to qualify as "independent." A person's immediate family includes his or her spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in that individual's home.

    (v) No Committee member may serve as an executive of another entity where any of the Corporation's executives belongs to the compensation committee.

2.  Exceptions to the Independence Requirement:

    (i) One director who is not "independent" and is not a current employee or an immediate family member of such employee, may be appointed to the Committee, if the Board, under "exceptional and limited circumstances,"(1) determines that membership on the Committee by the individual is required by the best interests of the Corporation and its shareholders. A Corporation may appoint to its Committee one non-independent director only in exceptional and limited circumstances.

    (ii) The board must disclose, in the next annual Proxy Statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

FINANCIAL LITERACY REQUIREMENT

    A person qualifies as "financially literate" if he or she can read and understand fundamental financial statements or will become able to read and understand fundamental financial statements within a reasonable time after his or her appointment to the Committee. Fundamental financial statements include the Corporation's balance sheet, income statement, and cash flow statement.

------------------------

(1) NASD Rulemaking: Order Approving Proposed Rule Change Amending the Audit Committee Requirements and Notice of Filing and Order Granting Accelerated Approval of Amendments No. 1 and No. 2 thereto, Securities and Exchange Commission Release No. 34-42231 [File No. SR- NASD-99-48] Rule 4320(22) (B)
    (ii) (December 14, 1999).

FINANCIAL EXPERTISE REQUIREMENT

    A person meets the "financial expertise" requirement if she or he has
(i) past employment experience in finance or accounting, and (ii) professional certification in accounting or other comparable experience or background, including past employment as a Chief Executive Officer, Chief Financial Officer, of other senior officer with financial oversight responsibilities.

GRANDFATHER CLAUSE AND DEADLINE

    Any member of the Committee not presently financially literate must meet the financial literacy requirements within a "reasonable time."(2) Companies have until June 14, 2001 to comply with the Committee composition requirements, including the number of independent directors, the applicable independence, financial literacy and financial expertise standards.(3)

------------------------

(2) NASD Rulemaking: Order Approving Proposed Rule Change Amending the Audit Committee Requirements and Notice of Filing and Order Granting Accelerated
    Approval of Amendments No. 1 and No. 2 thereto, Securities and Exchange Commission Release No. 34-42231 [File No. SR- NASD-99-48] Rule 4320(22) (B)
    (i) (December 14, 1999).

(3) NASD Rulemaking: Order Approving Proposed Rule Change Amending the Audit Committee Requirements and Notice of Filing and Order Granting Accelerated
    Approval of Amendments No. 1 and No. 2 thereto, Securities and Exchange Commission Release No. 34-42231 [File No. SR- NASD-99-48] "E.
    Implementation," para. 1 (December 14, 1999).

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                         I.C. ISAACS & COMPANY, INC.
                  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JUNE 8, 2001

     The undersigned hereby constitutes and appoints Robert J. Arnot and Eugene C. Wielepski, as attorneys and proxies, with full power of substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of I.C. Isaacs & Company, Inc.
(the "Company") to be held at the Best Western and Conference Center, 5625 O'Donnell Street, Baltimore, Maryland 21224, at 11:00 a.m., local time, on Friday, June 8, 2001 and at any adjournments or postponements thereof, with the same force and effect as if the undersigned were personally present and the undersigned hereby instructs said attorneys and proxies to vote as follows with respect to the matters described in the Proxy Statement.

                         (PLEASE SIGN ON REVERSE SIDE)
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


                      PLEASE DATE, SIGN AND MAIL YOUR
                    PROXY CARD BACK AS SOON AS POSSIBLE!

                      ANNUAL MEETING OF STOCKHOLDERS
                        I.C. ISAACS & COMPANY, INC.

                               JUNE 8, 2001


              Please Detach and Mail in the Envelope Provided
-------------------------------------------------------------------------------
A /X/ PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

1. To elect two Class I directors to the Company's Board of Directors each for a term of three years or until their successors have been elected and qualified:

                                 WITHHOLD
     FOR all                    AUTHORITY
    nominees             to vote for all nominees
listed at right              listed at right
       / /                         / /

The following persons have been nominated to serve as Class I directors.

Nominees: Robert J. Arnot
          Eugene C. Wielepski

INSTRUCTIONS: To withhold authority to vote for any one or more individual nominees, write the name of each such nominee on the line provided below:

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2.  To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the current fiscal year.

                  FOR             AGAINST          ABSTAIN
                  / /               / /              / /

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, WHICH RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES LISTED IN ITEM 1 AND FOR
ITEM 2. AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING, SAID PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

PLEASE INDICATE BY CHECK MARK IF YOU PLAN TO ATTEND THE ANNUAL       / /
MEETING OF STOCKHOLDERS.

PLEASE SIGN CARD AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)                DATE         SIGNATURE(S)              DATE
             -------------       -------              ------------      ------
NOTE: Please sign exactly as your name or names appears on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, or guardian, please give full titles as such. If the signer is a corporation, the full corporate name should be signed by a duly authorized officer.
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